CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Buffered Performance Leveraged Upside Securities due 2019	$1,763,000	$219.49

June 2018

Pricing Supplement No. 695

Registration Statement Nos. 333-221595; 333-221595-01

Dated June 26, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has depreciated in value, but the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
	Issuer:			Morgan Stanley Finance LLC
	Guarantor:			Morgan Stanley
	Maturity date:			November 29, 2019
	Original issue price:			$1,000 per Buffered PLUS
	Stated principal amount:			$1,000 per Buffered PLUS
	Pricing date:			June 26, 2018
	Original issue date:			June 29, 2018 (3 business days after the pricing date)
	Aggregate principal amount:			$1,763,000
	Interest:			None
Basket:	Basket component		Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	S&P/ASX 200 Index (the “AS51 Index”)		AS51	25%	6,197.612	0.004033812
	Tokyo Stock Price Index (the “TPX Index”)		TPX	25%	1,731.07	0.014441935
	Hang Seng China Enterprises Index (the “HSCEI Index”)		HSCEI	25%	11,118.89	0.002248426
	KOSPI 200 Index (the “KOSPI2 Index”)		KOSPI2	25%	302.76	0.082573656
We refer to each of the AS51 Index, the TPX Index, the HSCEI Index and the KOSPI2 Index as an underlying index and, together, as the basket components.
	Payment at maturity (per Buffered PLUS):			▪ If the final basket value is greater than the initial basket value: $1,000 + the leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.
▪ If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%: $1,000

▪       If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:

($1,000 x basket performance factor) + $100

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity.

	Leveraged upside payment:			$1,000 × leverage factor × basket percent change
	Leverage factor:			200%
	Basket percent change:			(final basket value – initial basket value) / initial basket value
	Buffer amount:			10%
	Minimum payment at maturity:			$100 per Buffered PLUS (10% of the stated principal amount)
	Basket performance factor:			Final basket value / initial basket value
	Maximum payment at maturity:			$1,182.50 per Buffered PLUS (118.25% of the stated principal amount)
	Initial basket value:			100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.
	Final basket value:			The basket closing value on the valuation date.
	Valuation date:			November 26, 2019, subject to postponement for non-index business days and certain market disruption events.
	Basket closing value:			The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.
	Basket component closing value:			In the case of each underlying index, the index closing value of such underlying index.
	Multiplier:			The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Buffered PLUS. See “Basket—Multiplier” above.
	Listing:			The Buffered PLUS will not be listed on any securities exchange.
	CUSIP / ISIN:			61768C5C7 / US61768C5C71
	Agent:			Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
	Estimated value on the pricing date:			$982.40 per Buffered PLUS. See “Investment Overview” on page 2.
	Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
	Per Buffered PLUS	$1,000	$2.50	$997.50
	Total	$1,763,000	$4,407.50	$1,758,592.50

(1)	Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $2.50 for each Buffered PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)	See “Use of proceeds and hedging” on page 17.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2017	Index Supplement dated November 16, 2017	Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019 (the “Buffered PLUS”) can be used:

▪	As an alternative to direct exposure to the basket that enhances returns for a certain range of potential positive performance of the basket, subject to the maximum payment at maturity

▪	To enhance returns and potentially outperform the basket in a moderately bullish scenario

▪	To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

▪	To obtain a buffer against a specified level of negative performance in the basket

Maturity:	17 months
Leverage factor:	200%
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Maximum payment at maturity:	$1,182.50 per Buffered PLUS (118.25% of the stated principal amount)
Basket weightings:	25% for the AS51 Index, 25% for the TPX Index, 25% for the HSCEI Index and 25% for the KOSPI2 Index
Interest:	None

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $982.40.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the minimum payment at maturity and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

Leveraged Performance	The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario	The basket increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 200% of the basket percent change, subject to the maximum payment at maturity of $1,182.50 per Buffered PLUS (118.25% of the stated principal amount).
Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario	The basket declines in value by more than 10%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. (Example: if the basket decreases in value by 35%, the Buffered PLUS will redeem for $750 or 75% of the stated principal amount.) The minimum payment at maturity is $100 per Buffered PLUS.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	200%
Buffer amount:	10%
Maximum payment at maturity:	$1,182.50 per Buffered PLUS (118.25% of the stated principal amount)
Minimum payment at maturity:	$100 per Buffered PLUS

Buffered PLUS Payoff Diagram

How it works

▪	Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 200% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. An investor will realize the maximum payment at maturity of $1,182.50 per Buffered PLUS (118.25% of the stated principal amount) at a final basket value of 109.125% of the initial basket value.

▪	If the basket appreciates 2%, the investor would receive a 4% return, or $1,040.00 per Buffered PLUS.

▪	If the basket appreciates 40%, the investor would receive only the maximum payment at maturity of $1,182.50 per Buffered PLUS, or 118.25% of the stated principal amount.

▪	Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

▪	If the basket depreciates 5%, investors would receive the $1,000 stated principal amount.

▪	Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. The minimum payment at maturity is $100 per Buffered PLUS.

▪	For example, if the basket depreciates 60%, investors will lose 50% of their principal and receive only $500 per Buffered PLUS at maturity, or 50% of the stated principal amount.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

▪	The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS. If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

▪	The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,182.50 per Buffered PLUS, or 118.25% of the stated principal amount. Although the leverage factor provides 200% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 118.25% of the stated principal amount for the Buffered PLUS, any increase in the final basket value over the initial basket value by more than 9.125% of the initial basket value will not further increase the return on the Buffered PLUS.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market, including: the value, volatility and dividend yield of the basket components, interest and yield rates in the market, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

▪	There are risks associated with investments in securities, such as the Buffered PLUS, linked to the value of foreign equity securities. The Buffered PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. The Buffered PLUS are not guaranteed by any other entity. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

▪	Adjustments to the basket components could adversely affect the value of the Buffered PLUS. The publisher of each underlying index can add, delete or substitute the stocks underlying such index, and can make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the Buffered PLUS. In addition, an index publisher may discontinue or suspend calculation or publication of the relevant underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index for such index that is comparable to the discontinued index and is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index for such index, the payment at maturity on the Buffered PLUS will be an amount based on the closing prices on the valuation date of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such underlying index last in effect prior to discontinuance of such index.

▪	Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing directly in the basket components or any of the component stocks of the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index or the KOSPI 200 Index. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any of the component stocks of the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index or the KOSPI 200 Index.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Because we do not expect that other broker dealers will participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the Buffered PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. has determined the initial basket component values and the multipliers, will determine the final basket value and will calculate the basket percent change or basket performance factor, as applicable, and the amount of cash you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the basket component closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components or component stocks of the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index or the KOSPI 200 Index), including trading in the stocks that constitute the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index or the KOSPI 200 Index as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index or the KOSPI 200 Index and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial basket component values of the basket components, and, therefore, could have increased the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

▪	The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional provisions—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered PLUS might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the Buffered PLUS as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered PLUS as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for PLUS, the withholding rules commonly referred to as “FATCA” would apply to the Buffered PLUS if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered PLUS, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered PLUS, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket consists of the S&P/ASX 200 Index (the “AS51 Index”), the Tokyo Stock Price Index (the “TPX Index”), the Hang Seng China Enterprises Index (the “HSCEI Index”) and the KOSPI 200 Index (the “KOSPI2 Index”) and offers exposure to price movements in international equity markets.

S&P/ASX 200 Index. The S&P/ASX 200 Index is Australia’s large-capitalization tradable equity index and Australia’s institutional benchmark. The S&P/ASX 200 Index measures the performance of the 200 largest index-eligible stocks listed on the Australian Securities Exchange by float-adjusted market capitalization. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. The index is float-adjusted, and, as of August 2014, covers approximately 80% of Australian equity market capitalization. For additional information about the S&P/ASX 200 Index, see the information set forth under “S&P/ASX 200 Index” in the accompanying index supplement.

Tokyo Stock Price Index. The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”).  The TOPIX Index® was developed by the TSE.  Publication of the TOPIX Index® began on July 1, 1969, based on a base index value of 100 as of January 4, 1968.  The TSE domestic stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX Index consist of all domestic common stocks listed on the First Section of the TSE. The TOPIX Index® is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.  For additional information about the TOPIX Index®, see the information set forth under “Tokyo Stock Price Index” in the accompanying index supplement.

Hang Seng China Enterprises Index. The Hang Seng China Enterprises Index, which is calculated, maintained and published by Hang Seng China Indexes Company Limited, is a market-capitalization weighted index consisting of H-shares of Chinese enterprises listed on the Hong Kong Stock Exchange (“HKSE”). H-shares are shares of a company incorporated in mainland China that are listed on the HKSE or another foreign exchange. For additional information about the Hang Seng China Enterprises Index, see the information set forth under “Annex A—The Hang Seng China Enterprises Index.”

KOSPI 200 Index. The KOSPI 200 Index, which is selected, compiled, coordinated, arranged and prepared by Korea Stock Exchange (“KSE”), is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the KRX-Futures Market. For additional information about the KOSPI 200 Index, see the information set forth under “KOSPI 200 Index” in the accompanying index supplement.

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Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information as of market close on June 26, 2018:

Basket Component Information as of June 26, 2018
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52-Week High	52-Week Low
AS51 Index	AS51	6,197.612	5,720.162	(on 6/21/2018): 6,232.134	(on 10/5/2017): 5,651.766
TPX Index	TPX	1,731.07	1,612.21	(on 1/23/2018): 1,911.07	(on 9/5/2017): 1,590.71
HSCEI Index	HSCEI	11,118.89	10,530.66	(on 1/26/2018): 13,723.96	(on 7/10/2017): 10,214.58
KOSPI2 Index	KOSPI2	302.76	311.89	(on 11/3/2017): 338.83	(on 6/21/2018): 301.02

The following graph is calculated based on an initial basket value of 100 on January 1, 2013 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during the indicated period. The graph does not take into account the terms of the Buffered PLUS, nor does it attempt to show your expected return on an investment in the Buffered PLUS. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2013 to June 26, 2018

The following graphs set forth the daily closing values of each of the basket components for the period from January 1, 2013 through June 26, 2018. The related tables set forth the published high and low closing values, as well as end-of-quarter closing values, for each of the basket components for each quarter in the same period. The closing values for each of the basket components on June 26, 2018 were: (i) in the case of the AS51 Index, 6,197.612, (ii) in the case of the TPX Index, 1,731.07, (iii) in the case of the HSCEI Index, 11,118.89, and (iv) in the case of the KOSPI2 Index, 302.76. We obtained the information in the tables and graphs below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P/ASX 200 Index Daily Index Closing Values January 1, 2013 to June 26, 2018

S&P/ASX 200 Index	High	Low	Period End
2013
First Quarter	5,146.905	4,648.950	4,966.499
Second Quarter	5,220.987	4,655.960	4,802.591
Third Quarter	5,307.061	4,710.289	5,218.877
Fourth Quarter	5,441.411	5,062.516	5,352.214
2014
First Quarter	5,462.309	5,070.311	5,394.831
Second Quarter	5,536.073	5,358.948	5,395.747
Third Quarter	5,658.511	5,264.217	5,292.812
Fourth Quarter	5,549.130	5,152.343	5,411.018
2015
First Quarter	5,975.491	5,299.237	5,891.505
Second Quarter	5,982.694	5,422.487	5,459.010
Third Quarter	5,706.715	4,918.429	5,021.629
Fourth Quarter	5,351.565	4,909.555	5,295.859
2016
First Quarter	5,295.859	4,765.346	5,082.785
Second Quarter	5,408.017	4,924.385	5,233.375
Third Quarter	5,587.392	5,197.547	5,435.921
Fourth Quarter	5,699.068	5,156.556	5,665.791
2017
First Quarter	5,896.229	5,610.972	5,864.905
Second Quarter	5,956.523	5,665.721	5,721.494
Third Quarter	5,785.102	5,655.420	5,681.610
Fourth Quarter	6,088.143	5,651.766	6,065.129
2018
First Quarter	6,135.807	5,759.365	5,759.365
Second Quarter (through June 26, 2018)	6,232.134	5,751.924	6,197.612

“Standard & Poor’s®,” “S&P®” and “S&P/ASX 200®” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P/ASX 200 Index” in the accompanying index supplement.

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Morgan Stanley Finance LLC

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Tokyo Stock Price Index Daily Index Closing Values January 1, 2013 to June 26, 2018

Tokyo Stock Price Index	High	Low	Period End
2013
First Quarter	1,058.10	859.80	1,034.71
Second Quarter	1,276.03	991.34	1,133.84
Third Quarter	1,222.72	1,106.05	1,194.10
Fourth Quarter	1,302.29	1,147.58	1,302.29
2014
First Quarter	1,306.23	1,139.27	1,202.89
Second Quarter	1,269.04	1,132.76	1,262.56
Third Quarter	1,346.43	1,228.26	1,326.29
Fourth Quarter	1,447.58	1,177.22	1,407.51
2015
First Quarter	1,592.25	1,357.98	1,543.11
Second Quarter	1,679.89	1,528.99	1,630.40
Third Quarter	1,691.29	1,375.52	1,411.16
Fourth Quarter	1,605.94	1,442.74	1,547.30
2016
First Quarter	1,547.30	1,196.28	1,347.20
Second Quarter	1,407.50	1,204.48	1,245.82
Third Quarter	1,352.67	1,209.88	1,322.78
Fourth Quarter	1,552.36	1,301.16	1,518.61
2017
First Quarter	1,577.40	1,506.33	1,512.60
Second Quarter	1,624.07	1,459.07	1,611.90
Third Quarter	1,676.17	1,590.71	1,674.75
Fourth Quarter	1,831.93	1,673.62	1,817.56
2018
First Quarter	1,911.07	1,664.94	1,716.30
Second Quarter (through June 26, 2018)	1,815.25	1,703.80	1,731.07

“TOPIX®” and “TOPIX Index®” are trademarks of TSE.  For more information, see “Tokyo Stock Price Index” in the accompanying index supplement.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hang Seng China Enterprises Index Daily Index Closing Values January 1, 2013 to June 26, 2018

Hang Seng China Enterprises Index	High	Low	Period End
2013
First Quarter	12,215.03	10,740.05	10,896.22
Second Quarter	11,347.41	8,871.28	9,311.44
Third Quarter	10,769.54	8,900.25	10,316.12
Fourth Quarter	11,548.07	10,177.82	10,816.14
2014
First Quarter	10,816.14	9,203.07	10,075.10
Second Quarter	10,522.13	9,655.56	10,335.03
Third Quarter	11,408.67	10,310.40	10,310.40
Fourth Quarter	12,019.75	10,185.55	11,984.69
2015
First Quarter	12,346.09	11,417.34	12,346.09
Second Quarter	14,801.94	12,537.28	12,981.23
Third Quarter	12,981.23	9,103.22	9,405.50
Fourth Quarter	10,747.68	9,308.00	9,661.03
2016
First Quarter	9,661.03	7,505.37	9,003.25
Second Quarter	9,248.40	8,243.20	8,712.89
Third Quarter	10,057.97	8,503.14	9,581.93
Fourth Quarter	9,947.10	9,181.75	9,394.87
2017
First Quarter	10,644.15	9,394.87	10,273.67
Second Quarter	10,666.43	9,926.26	10,365.22
Third Quarter	11,374.46	10,214.58	10,910.04
Fourth Quarter	11,958.63	10,910.04	11,709.30
2018
First Quarter	13,723.96	11,709.30	11,998.34
Second Quarter (through June 26, 2018)	12,544.55	11,118.89	11,118.89

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

KOSPI 200 Index Daily Index Closing Values January 1, 2013 to June 26, 2018

KOSPI 200 Index	High	Low	Period End
2013
First Quarter	269.16	254.00	263.39
Second Quarter	262.27	231.52	242.27
Third Quarter	263.86	235.12	260.91
Fourth Quarter	271.44	257.90	264.24
2014
First Quarter	264.24	245.30	258.11
Second Quarter	263.42	252.35	260.56
Third Quarter	271.17	256.72	256.77
Fourth Quarter	254.24	239.84	244.05
2015
First Quarter	259.16	239.93	257.28
Second Quarter	272.59	248.49	252.27
Third Quarter	255.50	221.53	236.71
Fourth Quarter	252.33	237.15	240.38
2016
First Quarter	246.54	223.81	245.86
Second Quarter	250.19	237.65	244.14
Third Quarter	260.93	241.86	257.49
Fourth Quarter	262.59	249.20	260.01
2017
First Quarter	283.84	260.01	280.64
Second Quarter	312.56	275.49	311.76
Third Quarter	322.01	302.72	316.27
Fourth Quarter	338.83	316.27	324.74
2018
First Quarter	338.05	304.58	314.61
Second Quarter (through June 26, 2018)	323.56	301.02	302.76

“KOSPI 200 Index” and “KOSPI” are trademarks of KSE. For more information, see “KOSPI 200 Index” in the accompanying index supplement.

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Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Postponement of maturity date:	If the valuation date for any basket component is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Bull market or bear market Buffered PLUS:	Bull Market Buffered PLUS
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is more likely than not that a Buffered PLUS will be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

▪  Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS.  Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2019 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to have taken positions in the basket components and in futures and/or options contracts on the basket components or component stocks of the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index and the KOSPI 200 Index listed on major securities markets. Such purchase activity could have increased the initial basket component values of the basket components, and, therefore, could have increased the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the stocks constituting the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index and the KOSPI 200 Index, futures and/or options contracts on the basket components or component stocks of the S&P/ASX 200 Index, the Tokyo Stock Price Index, the Hang Seng China Enterprises Index and the KOSPI 200 Index or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered PLUS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered PLUS are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered PLUS are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered PLUS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the Buffered PLUS.

Because we may be considered a party in interest with respect to many Plans, the Buffered PLUS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered PLUS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered PLUS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered PLUS on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these Buffered PLUS will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered PLUS on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The Buffered PLUS are contractual financial instruments. The financial exposure provided by the Buffered PLUS is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the Buffered PLUS. The Buffered PLUS have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the Buffered PLUS.

Each purchaser or holder of any Buffered PLUS acknowledges and agrees that:

(i)  the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the Buffered PLUS, (B) the purchaser or holder’s investment in the Buffered PLUS, or (C) the exercise of or failure to exercise any rights we have under or with respect to the Buffered PLUS;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the Buffered PLUS and (B) all hedging transactions in connection with our obligations under the Buffered PLUS;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the Buffered PLUS has exclusive responsibility for ensuring that its

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Principal at Risk Securities

purchase, holding and disposition of the Buffered PLUS do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any Buffered PLUS to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Buffered PLUS should consult and rely on their own counsel and advisers as to whether an investment in the Buffered PLUS is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the Buffered PLUS if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the Buffered PLUS by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $2.50 for each Buffered PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

You may access these documents on the SEC web site at.www.sec.gov.as follows:

Product Supplement for PLUS dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Annex A – The Hang Seng China Enterprises Index

The Hang Seng China Enterprises Index, which we refer to as the HSCEI, was developed, and is calculated and managed, by the Hang Seng Indexes Company Limited, a wholly owned subsidiary of the Hang Seng Bank. The HSCEI was launched on August 8, 1994 and is a market-capitalization weighted index consisting of H-shares of Chinese enterprises listed on the Hong Kong Stock Exchange (“HKSE”). H-shares are shares of a company incorporated in mainland China that are listed on the HKSE or another foreign exchange.

Standards for Listing and Maintenance

Only H-share companies with a primary listing on the main board of HKSE are eligible to be included in the Hang Seng China Enterprises Index. Companies whose only securities listed on the HKSE are preference shares, REITs, debt securities, mutual funds and other derivatives are not eligible for inclusion in the stock universe. In addition, to be eligible for selection in the Hang Seng China Enterprises Index, a stock: (1) should be listed for at least one month by the review cut-off date; and (2) must satisfy the turnover screening requirements. Stocks that are already included in the Hang Seng China Enterprises Index must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months. If an existing constituent fails to meet the above turnover requirement, a supplementary turnover test will be undertaken for those months with velocity of less than 0.1%. To be added to the Hang Seng China Enterprises Index, a stock must have a turnover velocity of at least 0.1% for at least 10 out of the past 12 months and for each of the most recent three months. Turnover velocity is calculated by dividing the median of the daily trades shares during a specific calendar month by the freefloat-adjusted issued shares at the end of that month.

The number of constituent stocks of HSCEI is fixed at 40. The Hang Seng China Enterprises Index is reviewed quarterly with data cut-off dates as of the end of March, June, September and December each year. From the eligible stocks, final selections are made using the following methodology:

1)	all eligible stocks are ranked by (i) market capitalization, in terms of average month-end market capitalization in the past 12 months and (ii) freefloat-adjusted market capitalization, in terms of 12-month average market capitalization after freefloat adjustment;

2)	the combined market capitalization ranking for each eligible stock is determined as the weighted average of the market capitalization ranking and the free float-adjusted market capitalization ranking, where each rank has a 50% weight; and

3)	the 40 stocks that have the highest combined market capitalization ranking are selected as the constituents of the Hang Seng China Enterprises Index, subject to the following buffer zone rule. Existing constituents ranked 49th or lower will be removed from the Hang Seng China Enterprises Index while non-constituent stocks ranked 32nd or above will be included. In case the number of incoming stocks is greater than the number of outgoing constituents, constituents with the lowest combined market capitalization rank will be removed from the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40. If the number of incoming stocks is smaller than the number of outgoing constituents, stocks with the highest combined market capitalization rank will be added to the Hang Seng China Enterprises Index in order to maintain the number of constituents at 40.

Effective dates of constituent changes will be the next trading day after the first Friday of March, June, September and December. If that Friday falls on a public holiday, it will be postponed to the next Friday, subject to the final decision made by Hang Seng Indexes Company Limited. Under normal circumstances, at least seven trading days’ notice will be given for any constituent changes before the effective dates.

Calculation of the Hang Seng Indices

The HSCEI is calculated using a free float-adjusted market capitalization weighted methodology with a 10% cap on individual stock weightings.

The formula for the index calculation is shown below:

current index	=	current aggregate freefloat-adjusted market capitalization of constituents	×	yesterday’s closing index
yesterday’s aggregate freefloat-adjusted market capitalization of constituents

=	S (Pt x IS x FAF x CF)	×	yesterday’s closing index

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Morgan Stanley Finance LLC

Buffered PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Indices due November 29, 2019

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S (Pt-1 x IS x FAF x CF)

where:

Pt : current price at day t;

Pt-1 : closing price at day t-1;

IS : number of issued shares (in the case of H-share constituents, only the H-share portion is taken into calculation);

FAF : freefloat-adjusted factor, which is between 0 and 1; and

CF : capping factor, which is between 0 and 1.

Free-float Adjustments. Shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) that control more than 5% of the shareholdings would be considered as non-free float and are excluded from the index calculation. These include strategic holdings (holdings by governments and affiliated entities or any other entities that hold substantial shares in the company would be considered as non-freefloat unless otherwise proved), directors’ and management holdings (holdings by directors, members of the board committee, principal officers or founding members), corporate cross holdings (holdings by publicly traded companies or private firms or institutions) and lock-up shares (shareholdings with a publicly disclosed lock-up arrangement). Lock-up shares with trading restrictions are classified as non-freefloat, regardless of the shareholding percentage.The freefloat-adjusted factor represents the proportion of shares that is free-floated as a percentage of the issued shares. The freefloat-adjusted factor is rounded up to the nearest 1% if it is less than 10%; otherwise, it is rounded to the nearest 5%. For companies with more than one class of shares, the freefloat-adjusted factor is calculated separately for each class of shares.

Cap Factor. A cap factor (“CF”) is calculated quarterly, such that no individual constituent in an index will have a weighting exceeding a cap level of 10% on the index capping date.

Index Rebalancing. The update of the issued shares, adjustment of the freefloat-adjusted factor and calculation of the cap factor are undertaken quarterly. In addition, the issued shares will be updated simultaneously with the index adjustment for corporate actions, such as bonus issues, rights issues, stock splits and stock consolidations. Ad hoc rebalancing will be conducted if a constituent’s issued shares and/or freefloat-adjusted factor is substantially different from the production data. The Hang Seng China Enterprises Index will also be recapped in the event of constituent changes if the newly added component weighs higher than the index cap level.

Hang Seng Indexes Company Limited has no obligation with respect to Hang Seng China Enterprises Index in connection with the issuance of certain securities, including the Buffered PLUS. Morgan Stanley is not affiliated with Hang Seng Indexes Company Limited.

The Hang Seng China Enterprises Index is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng China Enterprises Index” is proprietary to Hang Seng Data Services Limited. NEITHER HANG SENG INDEXES COMPANY LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE BUFFERED PLUS OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE Hang Seng China Enterprises Index AND ITS COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE Hang Seng China Enterprises Index OR ANY COMPONENT OR DATA COMPRISED IN IT; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE Hang Seng China Enterprises Index OR ANY COMPONENT OR DATA COMPRISED IN IT FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE Hang Seng China Enterprises Index IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng China Enterprises Index and the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HANG SENG INDEXES COMPANY LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE Hang Seng China Enterprises Index BY MORGAN STANLEY IN CONNECTION WITH THE BUFFERED PLUS; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HANG SENG INDEXES COMPANY LIMITED IN THE COMPUTATION OF THE Hang Seng China Enterprises Index; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE Hang Seng China Enterprises Index WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE BUFFERED PLUS OR ANY OTHER PERSON DEALING WITH THE BUFFERED PLUS AS A RESULT OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HANG SENG INDEXES COMPANY LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the Buffered PLUS in any manner whatsoever by any broker, holder or other person dealing with the Buffered PLUS. Any broker, holder or other person dealing with the Buffered PLUS does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

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